SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                 AMENDMENT NO. 1
                                       TO
                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


     Date of Report (date of earliest event reported): November 26, 1997


                             BASIN EXPLORATION, INC.
               (Exact Name of Registrant as Specified in Charter)


              Delaware                 0-20125               84-1143307
    (State or Other Jurisdiction     (Commission          (I.R.S. Employer
          of Incorporation)          File Number)         Identification No.)


          370 Seventeenth Street, Suite 3400, Denver, Colorado 80202
               (Address of principal executive offices, zip code)


      Registrant's telephone number, including area code:  (303) 685-8000


                                 Not Applicable
          Former Name or Former Address if Changed Since Last Report

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

     On November 26, 1997, Basin Exploration, Inc. completed its acquisition of certain assets of Midcon Offshore, Inc. ("Midcon") from Midcon's chapter 11 trustee, for a purchase price of approximately $31.3 million. A Current Report on Form 8-K was filed on December 10, 1997 to report this transaction. An audited statement of revenue and direct operating expenses of Midcon for the year ended December 31, 1996 and an unaudited financial statement for the nine month period ended September 30, 1997.



                    BASIN EXPLORATION, INC. AND SUBSIDIARIES

                                TABLE OF CONTENTS

                                                                      Page


Report of Independent Public Accountants                                1

Statement of Revenue and Direct Operating Expenses                      2

Notes to Statement of Revenue and Direct Operating Expenses             3

Pro Forma Consolidated Financial Statements                             5

Pro Forma Consolidated Balance Sheet                                    6

Pro Forma Consolidated Statement of Operations for the
  Nine Months Ended September 30, 1997                                  7

Pro Forma Consolidated Statement of Operations for the
 Year Ended December 31, 1996                                           8

Notes to Pro Forma Consolidated Financial Statements                    9

Signature Page                                                         10

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Basin Exploration, Inc.:

     We have audited the accompanying statement of revenue and direct operating expenses for the oil and gas properties acquired from Midcon Offshore, Inc. for the year ended December 31, 1996. This statement is the responsibility of Basin Exploration, Inc.'s management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The statement of revenue and direct operating expenses for the oil and gas properties acquired from Midcon Offshore, Inc. was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of revenue and expenses.

     In our opinion, the statement referred to above presents fairly, in all material respects, the revenue and direct operating expenses for the oil and gas properties acquired from Midcon Offshore, Inc. for the year ended December 31, 1996, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Denver, Colorado
January 22, 1998

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES


               STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                  FOR THE OIL AND GAS PROPERTIES ACQUIRED FROM
                              MIDCON OFFSHORE, INC.
                                 (In thousands)


                                           FOR THE NINE    FOR THE YEAR
                                           MONTHS ENDED       ENDED
                                           SEPTEMBER 30,   DECEMBER 31,
                                               1997           1996
                                               ----           ----
                                           (Unaudited)

REVENUE

Oil sales                                      $1,269          $2,060

Natural gas sales                               5,383           7,000
                                               ------          ------

                                                6,652           9,060

DIRECT OPERATING EXPENSES                       5,511           7,171
                                               ------          ------


REVENUE IN EXCESS OF DIRECT
 OPERATING EXPENSES                            $1,141          $1,889
                                               ======          ======



The accompanying notes to statement are an integral of this financial statement.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES


           NOTES TO STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                  FOR THE OIL AND GAS PROPERTIES ACQUIRED FROM
                              MIDCON OFFSHORE, INC.


NOTE 1 - BASIS OF PRESENTATION

On November 26, 1997, Basin Exploration, Inc. ("Basin" or the "Company") consummated an acquisition of certain oil and gas properties from Midcon Offshore, Inc. ("Midcon"). The principal assets acquired were working interests in six federal outer continental shelf blocks in the Gulf of Mexico, and the related platforms and production facilities. Five of the blocks were operated by Midcon.

These properties were never operated as a separate division by Midcon and, accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles are not practically obtainable.

The accompanying statement of revenue and direct operating expenses was derived from the historical accounting records and other applicable source documents of the acquired properties and is presented on the accrual basis of accounting. Certain other costs, such as depreciation, depletion and amortization, allocated general and administrative, interest or income tax expenses, have been excluded.


NOTE 2 - UNAUDITED SUPPLEMENTAL OIL AND GAS INFORMATION

The determination of oil and gas reserves is complex and highly interpretive. Assumptions used to estimate reserve information may significantly increase or decrease such reserves in future periods. The estimates of reserves are subject to continuing changes and therefore, an accurate determination of reserves may not be possible for many years because of the time needed for development, drilling, testing and studies of the reservoirs. Net proved oil and gas reserves and the discounted future net cash flows related to the acquired properties were estimated by the Company's petroleum engineers as of September 30, 1997 in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities." Since reserve evaluations for earlier dates had not been prepared, it is not practical to include any information as to changes in reserve quantities, nor any change in present value disclosures. At September 30, 1997, net proved reserves for the acquired properties were estimated as 668 MBbls of oil and 26,657 MMcf of natural gas. Net production for the year ended December 31, 1996, and the nine months ended September 30, 1997, was 95 MBbls and 66 MBbls of oil and 3,577 MMcf and 3,045 MMcf of natural gas, respectively.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES


           NOTES TO STATEMENT OF REVENUE AND DIRECT OPERATING EXPENSES
                  FOR THE OIL AND GAS PROPERTIES ACQUIRED FROM
                              MIDCON OFFSHORE, INC.


NOTE 2 - UNAUDITED SUPPLEMENTAL OIL AND GAS INFORMATION (Continued)

The standardized measure of discounted future net cash flows at September 30, 1997, related to the estimated proved oil and gas reserves is as follows (in thousands):

         Future net revenue                                            $90,397
         Future production costs                                       (11,126)
         Future development and abandonment costs                      (16,564)
         Future income taxes                                           (10,240)
                                                                        ------
         Future net cash flows                                          52,467
         Discount                                                      (11,041)
                                                                        ------
         Standardize measure of discounted future
                  net cash flows                                       $41,426
                                                                       =======

The calculated weighted average sales prices utilized for the purposes of estimating the acquired properties' proved reserves and future net revenue were $19.00 per barrel of oil and $2.91 per Mcf of natural gas. Total estimated future net cash flows before income taxes, discounted at 10% per annum, was $49,511,000 as of September 30, 1997.

During 1996 and the nine months ended September 30, 1997, Midcon sold approximately 66% and 63%, respectively, of its natural gas production under a volumetric production payment agreement ("VPP") with an unrelated third party. Production sold under the VPP was at predetermined prices inherent in the agreement. Production in excess of the volumes required under the VPP were sold at prevailing market prices. During 1996 and the nine months ended September 30, 1997, weighted average natural gas sales prices under the VPP were $1.70 and $1.64 per mcf, while the weighted average natural gas sales prices for excess volumes were $2.47 and $1.98 per mcf, respectively. Natural gas sales included in the statement of revenue and direct operating expenses have been reflected at these VPP and excess volumes prices. The VPP was terminated immediately prior to Basin's consummation of the Midcon acquisition.

During 1996 and the nine months ended September 30, 1997, approximately $1,249,000 and $3,002,000, respectively, were expended for capital improvements to the properties, none of which related to exploration.

(b) PRO FORMA FINANCIAL INFORMATION.

      Pro forma financial information for the acquisition of Midcon follow.



                    BASIN EXPLORATION, INC. AND SUBSIDIARIES

                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The accompanying pro forma consolidated balance sheet and pro forma consolidated statements of operations give effect to Basin Exploration, Inc.'s ("Basin" or the "Company") acquisition of the oil and gas properties from Midcon Offshore, Inc. ("Midcon") and are based upon assumptions set forth in the notes to such statements.

The pro forma consolidated financial statements comprise historical data which have been retroactively adjusted or combined to reflect the effects of the above mentioned transaction on the historical consolidated financial statements. The historical information assumes that the transaction for which pro forma effects are shown was consummated on September 30, 1997 for the pro forma consolidated balance sheet and January 1 of each period presented for the pro forma consolidated statements of operations. Such pro forma information should be read in conjunction with the related historical financial information and is not necessarily indicative of the results which would actually have occurred had the transaction been in effect on the date or the beginning of the periods indicated or which may occur in the future due to several factors, including, but not limited to, commencement of production from new wells that has occurred subsequent to the dates of the periods presented.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                           (Unaudited, in thousands)


                                             Historical      Midcon       Pro
                                              Company      Acquisition   Forma
                                                               (a)
ASSETS
Current Assets:
         Cash and equivalents                $   1,314    $    (589)  $     725
         Accounts receivable                     6,488                    6,488
         Stockholder note receivable               559                      559
         Prepaids and other                      3,783                    3,783
                                             ---------    ---------   ---------
                                                12,144         (589)     11,555
Property and Equipment, at cost:
         Oil and gas properties
                  Proved                       129,345       27,532     156,877
                  Unproved                      10,733        5,057      15,790
         Less accumulated depreciation,
           depletion and amortization          (41,273)                 (41,273)
                                             ---------    ---------   ---------
                                                98,805       32,589     131,394
         Furniture and equipment, net            2,165                    2,165
                                             ---------    ---------   ---------
                                               100,970       32,589     133,559
Other Assets                                       136                      136
                                             ---------    ---------   ---------
                                             $ 113,250    $  32,000   $ 145,250
                                             =========    =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
         Accounts payable                    $  11,919                $  11,919
         Accrued ad valorem taxes                2,192                    2,192
         Income taxes payable                       42                       42
         Current portion of long-term debt         150                      150
                                             ---------    ---------   ---------
                                                14,303                   14,303
Long-term Debt                                  23,092    $  32,000      55,092
Ad Valorem Taxes and Other                       1,109                    1,109
Deferred Income Taxes                            5,412                    5,412
Stockholders' Equity                            69,334                   69,334
                                             ---------    ---------   ---------
                                             $ 113,250    $  32,000   $ 145,250
                                             =========    =========   =========


 The accompanying notes are an integral of this pro forma financial statement.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                (Unaudited, in thousands, except per share data)


                                     Historical   Midcon                      Pro
                                      Company   Acquisition  Adjustments     Forma
                                                                              (h)
REVENUE:
         Oil sales                    $  6,720    $  1,269                $  7,989
         Natural gas sales               5,910       5,383    $    639(b)   11,932
         Interest and other                254                                 254
                                      --------    --------    --------    --------
                                        12,884       6,652         639      20,175
                                      --------    --------    --------    --------

COSTS AND EXPENSES:
         Lease operating expenses        3,065       5,511            (c)    8,576
         Production taxes                  893                                 893
         Depreciation, depletion
           and amortization              5,375                   4,096(d)    9,471
         General and administrative      2,441                      75(e)    2,516
         Interest expense                  487                   1,608(f)    2,095
                                      --------    --------    --------    --------
                                        12,261       5,511       5,779      23,551
                                      --------    --------    --------    --------

Income (loss) before income taxes          623    $  1,141      (5,140)     (3,376)
Income tax (provision) benefit            (218)   ========       1,366(g)    1,148
                                      --------                --------    --------
Net income (loss)                     $    405                $ (3,774)   $ (2,228)
                                      ========                ========    ========

Earnings (loss) per share             $   0.04                            $  (0.21)
                                      ========                            ========

Weighted average common
  shares outstanding                    10,720                              10,720
                                      ========                            ========


 The accompanying notes are an integral of this pro forma financial statement.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                (Unaudited, in thousands, except per share data)


                                      Historical   Midcon                    Pro
                                       Company   Acquisition  Adjustments   Forma
                                                                             (h)
REVENUE:
         Oil sales                    $ 11,292    $  2,060                $ 13,352
         Natural gas sales               6,890       7,000    $  1,586(b)   15,476
         Interest and other              1,009                               1,009
         Gain on sale of assets         22,472                              22,472
                                      --------    --------    --------    --------
                                        41,663       9,060       1,586      52,309
                                      --------    --------    --------    --------

COSTS AND EXPENSES:
         Lease operating expenses        4,776       7,171            (c)   11,947
         Production taxes                1,829                               1,829
         Depreciation, depletion
           and amortization              7,606                   4,672(d)   12,278
         General and administrative      3,850                     100(e)    3,950
         Interest expense                2,254                   2,560(f)    4,814
         Other                              18                                  18
                                      --------    --------    --------    --------
                                        20,333       7,171       7,332      34,836
                                      --------    --------    --------    --------

Income before income taxes              21,330    $  1,889      (5,746)     17,473
Income tax provision                    (5,760)   ========       1,439(g)   (4,321)
                                      --------                --------    --------
Net income                            $ 15,570                $ (4,307)   $ 13,152
                                      ========                ========    ========

Earnings per share                    $   1.45                            $   1.23
                                      ========                            ========

Weighted average common
  shares outstanding                    10,700                              10,700
                                      ========                            ========


 The accompanying notes are an integral of this pro forma financial statement.

                    BASIN EXPLORATION, INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


(a) To reflect Basin's acquisition of oil and gas properties from Midcon and the related utilization of cash and increase in long-term debt.

(b) Represents the increase in natural gas revenue that would have been realizable from the termination of the VPP.

(c) Although substantial savings in lease operating expenses are expected to be realized through changes in contract operators, modifications in production techniques, economies of scale and similar savings, no adjustment has been shown as such cost saving procedures have only recently been effected and exact results are not known. The Company estimates that total annualized reductions in lease operating expenses may exceed $4 million.

(d) Represents the increase in depreciation, depletion and amortization expense resulting from the inclusion of the Midcon acquisition in Basin's full cost pool computed on the units of production method.

(e) Represents the incremental increase in general and administrative expense expected as a result of the Midcon acquisition.

(f) Represents the approximate increase in interest expense as a result of borrowing $32 million under the Company's then-existing bank line of credit.

(g) To record an adjustment to the provision (benefit) for income taxes resulting from the transaction and pro form adjustments.

(h) Pro forma financial data are not expected by the Company to be representative of future operating results due to several factors, including, but not limited to, commencement of production from new wells that has occurred subsequent to the dates of the periods presented.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BASIN EXPLORATION, INC.
                                          (Registrant)


Date: February 9, 1998                 By:   /S/ NEIL L. STENBUCK
                                          -------------------------------------
                                          Neil L. Stenbuck
                                          Vice President - Finance, Chief
                                          Financial Officer